UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 15, 2013

CPI CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-10204	43-1256674
(Commission File Number)	(I.R.S. Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

(314) 231-1575
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

CPI Corp. (the "Company") is filing this amendment (the "Amendment") to its Form 8-K, which was originally filed with the Securities and Exchange Commission (the "SEC") on April 15, 2013 (the "Original Form 8-K"), for the sole purpose of correcting a typographical error included in the Original Filing. Except for the typographical correction, no other changes have been made to the Original Form 8-K in this Amendment.

Item 8.01 Other Events

On April 9, 2013, CPI Corp. (the “Company”) received notice from Bank of America, N.A., as Administrative Agent (the “Agent”) for the various financial institution parties identified as lenders (the “Lenders”) in the Credit Agreement dated as of August 30, 2010, as amended by that certain First Amendment to Credit Agreement dated December 16, 2011, by and among the Company, the Agent, the Lenders and certain subsidiaries of the Company (the “Loan Agreement”), and the related Guaranty and Collateral Agreement dated August 30, 2010, that the Agent intends to foreclose upon its security interest in all the equipment, fixtures, general intangibles and inventory of the Company and its subsidiaries located in the U.S. and Puerto Rico (collectively, the “Collateral”). The Agent intends to foreclose upon its security interest in the Collateral by private sale of the Collateral on or after April 18, 2013. A copy of the notice is attached hereto as Exhibit 99.1.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CORP.

By:	/s/ Dale Heins
Dale Heins
Executive Vice President, Finance
Chief Financial Officer and Treasurer
(Principal Financial Officer)

April 15, 2013